Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160822) of American Lorain Corporation of our report dated March 11, 2010 with respect to the consolidated financial statements of American Lorain Corporation, which report appears in this Annual Report on Form 10-K/A of American Lorain Corporation for the year ended December 31, 2009.

/s/ Samuel H. Wong & Co., LLP
South San Francisco, California
April 30, 2010